EXHIBIT 99.1

ELINEAR ANNOUNCES FISCAL Q1 2004 RESULTS AND RECORD REVENUE OF $4.2 MILLION

HOUSTON, TEXAS May 24, 2004 - eLinear, Inc. (AMEX: ELU) announced today its financial results for the first fiscal quarter of 2004. Compared to the first quarter of 2003, eLinear grew sales 33%, from $3,151,142 to $4,175,078. Total assets increased 133% from $4,429,696 at the end of 2003 to $10,322,181, with $5,533,168 in cash.

Kevan Casey, CEO of eLinear, stated, "This quarter is the most significant yet in our short history. We believe that we have put in place what is needed in order for us to deliver superior shareholder value and unparalleled service to our customers."

"Our business is hitting on all cylinders and we expect accelerating growth throughout the remainder of 2004 and for 2005," added Ramzi Nassar, COO of eLinear. Tommy Allen, President of eLinear stated, "Adding security and IP Telephony solutions to our offerings has been received well by our customers and we expect great demand in those high-growth areas, driven by regulatory compliance and business needs."

Significant First Fiscal Quarter Achievements:

     -    $5  million  in  funding
     -    $5  million  credit  line  established
     -    Significantly  increased  its  Dallas  presence
     -    Achieved  approval  for  listing  on  the  American  Stock  Exchange
     - Strategic hires of Chief Operating Officer and Director of Business Technology
     -    Enhanced  solutions  offering  to  include  IP  Telephony  and Network
          Security

                                  ELINEAR, INC.
                           CONSOLIDATED BALANCE SHEETS


                                             March 31,     December 31,
                                                2004           2003
                                            ------------  --------------
                                            (Unaudited)
                    ASSETS
Current assets:
    Cash                                    $ 4,533,168   $     554,483
    Certificate of deposit                      500,000              --
    Cash in restricted accounts                 500,000              --
    Accounts receivable, net                  2,553,099       1,637,217
    Inventory                                   308,155         190,555
    Other current assets                         62,881          45,708
                                            ------------  --------------
        Total current assets                  8,457,303       2,427,963
Property and equipment, net                      85,957          43,662
Goodwill                                      1,491,102       1,943,022
Deferred financing costs, net                   259,611              --
Deposits                                         28,208          15,049
                                            ------------  --------------
Total assets                                $10,322,181   $   4,429,696
                                            ============  ==============


      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable, trade                 $   652,571   $   1,101,603
    Payable to officers                              --          36,336
    Accrued liabilities                         224,683         148,747
    Notes payable, officers                          --         215,703
                                            ------------  --------------
        Total current liabilities               877,254       1,502,389
    Long-term debt, net                       1,055,556              --
Shareholders' equity:
    Preferred stock                                  --              --
    Common stock                                410,603         340,415
    Additional paid-in capital               10,855,157       3,982,631
    Accumulated deficit                      (2,876,389)     (1,395,739)
                                            ------------  --------------
         Total shareholders' equity           8,389,371       2,927,307
                                            ------------  --------------
Total liabilities and shareholders' equity  $10,322,181   $   4,429,696
                                            ============  ==============

                                   ELINEAR, INC.
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                    (UNAUDITED)


                                                            2004          2003
                                                        ------------  ------------
Revenue:
    Products                                            $ 3,956,625   $ 3,060,618
    Services                                                218,453        90,524
                                                        ------------  ------------
        Total revenue                                     4,175,078     3,151,142
                                                        ------------  ------------
Cost of revenue:
    Products                                              3,514,148     2,485,082
    Services                                                200,614        78,321
                                                        ------------  ------------
        Total cost of revenue                             3,714,762     2,563,403
                                                        ------------  ------------
Gross profit                                                460,316       587,739
                                                        ------------  ------------
Operating expenses:
    Payroll and related expenses                            534,998       248,226
    Office administration                                   229,094        63,248
    Professional services                                   201,897       167,825
    Impairment of goodwill                                  451,925            --
    Other                                                   471,255        16,097
    Depreciation                                              8,505         3,394
                                                        ------------  ------------
       Total operating expenses                           1,897,674       498,790
                                                        ------------  ------------
Income (loss) from operations                            (1,437,358)       88,949
Interest, net                                               (43,272)       (4,394)
                                                        ------------  ------------
Net income (loss)                                       $(1,480,630)  $    84,555
                                                        ============  ============
Net income (loss) per share:
    Basic and diluted                                        ($0.09)  $      0.01
                                                        ============  ============
Weighted average number of common shares outstanding:
    Basic and diluted                                    16,917,987    13,932,238
                                                        ============  ============


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ABOUT ELINEAR, INC.

eLinear, Inc. is an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure. Typically, the company's customers are Fortune 2000 and small to medium sized business organizations. eLinear's services are offered to companies seeking to increase productivity or reduce costs through investing in technology. A majority of the company's customers are located in Houston, Texas.

SAFE  HARBOR  STATEMENT

This press release contains statements that may constitute forward-looking statements, including the company's ability to realize the projected revenues from the newly announced project orders and the future strength of the company's business and industry. These statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expected. For additional information about eLinear's future business and financial results, refer to eLinear's Annual Report on Form 10-KSB for the year ended December 31, 2003 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004. eLinear undertakes no obligation to update any forward-looking statement that may be made from time to time by or on behalf of the company, whether as a result of new information, future events or otherwise.

FOR  MORE  INFORMATION  CONTACT:

     KEVAN  CASEY,  CEO

     PHONE:  (713)  896-0500

     E-MAIL:  INVESTORRELATIONS@ELINEAR.COM


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